Exhibit 99 (a)

NASD: BOKF

For Further Information Contact:
Joseph Crivelli             Andrea Myers
Investor Relations             Corporate Communications
(918) 595-3027             (918) 594-7794

BOK Financial Reports Quarterly Earnings of $79 Million
Double Digit Loan Growth, Record Fee and Commission Revenue Drive 4.6 percent EPS Growth
TULSA, Okla. (Wednesday, July 29, 2015) - BOK Financial Corporation reported net income of $79.2 million or $1.15 per diluted share for the second quarter of 2015. Net income was $74.8 million or $1.08 per diluted share for the first quarter of 2015 and $75.9 million or $1.10 per diluted share for the second quarter of 2014.

Steven G. Bradshaw, president and chief executive officer, stated, “The second quarter of 2015 was exceptionally strong for BOK Financial, with continued double-digit loan growth and net interest margin expansion. In addition, we realized record quarterly fees and commissions revenue for the second consecutive quarter, with strong performance from all of our fee-generating businesses. We are executing well all across the business, controlling expense growth, and benefiting from a continued strong economic environment throughout our footprint.

“We have not seen a noticeable impact from the downturn in energy prices,” Bradshaw continued. “Our largest markets of Oklahoma and Texas continue to have unemployment rates well below the national average, as jobs lost in the oil and gas industry are being replaced by job growth in other industries. Credit quality in our loan portfolio remains solid, and we continue to gain market share and win new business with customers and prospects. We remain optimistic about our growth opportunities through the balance of 2015 and beyond.”
Highlights of second quarter of 2015 included:

•
Net interest revenue totaled $175.7 million for the second quarter of 2015, up $8.0 million over the first quarter of 2015. Net interest margin was 2.61 percent for the second quarter of 2015 and 2.55 percent for the first quarter of 2015. Average earning assets increased $383 million during the second quarter of 2015, primarily related to a $351 million increase in average loan balances.

•
Fees and commissions revenue totaled $172.5 million for the second quarter of 2015, an increase of $6.6 million over the prior quarter. Brokerage and trading revenue grew $4.3 million. A $2.5 million decrease in mortgage banking revenue was offset by growth in all other fee-based business lines.

•	Changes in fair value of mortgage servicing rights, net of economic hedges, decreased pre-tax net income by $1.1 million in the second quarter of 2015 and $5.0 million in the first quarter of 2015.

•	Operating expense was $227.1 million for the second quarter, an increase of $6.8 million over the previous quarter, primarily due to increased incentive compensation expense.

•
A $4.0 million provision for credit losses was recorded in the second quarter of 2015. No provision was recorded in the first quarter of 2015. The additional provision was primarily due to loan portfolio growth. Net loans charged off totaled $671 thousand in the second quarter of 2015, compared to net recoveries of $8.4 million in the previous quarter.

•
The combined allowance for credit losses totaled $202 million or 1.34 percent of outstanding loans at June 30, 2015 compared to $199 million or 1.35 percent of outstanding loans at March 31, 2015. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $123 million or 0.82 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2015 and $123 million or 0.85 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at March 31, 2015.

•
Average loans increased by $351 million over the previous quarter, primarily due to growth in commercial loans. Period-end outstanding loan balances also increased $440 million to $15.1 billion at June 30, 2015.

•
Average deposits decreased $155 million compared to the previous quarter, primarily due to a decrease in interest-bearing transaction accounts, partially offset by an increase in average demand deposit balances. Period-end deposits were $21.1 billion at June 30, 2015, largely unchanged compared to March 31, 2015.

•
New regulatory capital rules were effective for BOK Financial on January 1, 2015 and components of these rules will phase in through January 1, 2019. The new capital rules establish a 7 percent threshold for the common equity Tier 1 ratio. The common equity Tier 1 capital ratio at June 30 was 13.01 percent. Other ratios measured under the new regulatory capital rules were Tier 1 capital ratio, 13.01 percent, total capital ratio, 14.11 percent and leverage ratio, 9.75 percent. At March 31, 2015, the common equity Tier 1 capital ratio was 13.07 percent, the Tier 1 capital ratio was 13.07 percent, total capital ratio was 14.39 percent, and leverage ratio was 9.74 percent.

•
The company paid a regular quarterly cash dividend of $29 million or $0.42 per common share during the second quarter of 2015. On July 28, 2015, the board of directors approved a quarterly cash dividend of $0.42 per common share payable on or about August 28, 2015 to shareholders of record as of August 14, 2015.

Net Interest Revenue
Net interest revenue was $175.7 million for the second quarter of 2015, up $8.0 million over the first quarter of 2015.
Net interest margin was 2.61 percent for the second quarter of 2015, an increase of 6 basis points over the first quarter of 2015. The yield on average earning assets was 2.84 percent, an increase of 4 basis points over the prior quarter. The loan portfolio yield increased 6 basis points over the previous quarter to 3.65 percent, primarily due to $2.3 million of non-accrual interest recoveries during the quarter and increased loan fees. Competitive loan pricing and low interest rates continue to impact loan yields. The yield on the available for sale securities portfolio decreased 4 basis points to 1.94 percent. Excess cash flows continue to be reinvested in short-duration securities that are yielding near 2.00 percent. Funding costs were 0.35 percent, down 3 basis points compared to the prior quarter.
Average earning assets increased $383 million during the second quarter of 2015, primarily related to a $351 million increase in average loan portfolio balances. Residential mortgage loans held for sale, restricted equity securities and fair value option securities also increased over the prior quarter. These increases were partially offset by an $87 million decrease in interest-bearing cash and cash equivalent balances and a $38 million decrease in the average balance of the available for sale securities portfolio. Average deposit balances decreased $155 million compared to the first quarter of 2015. The average balance of borrowed funds increased $684 million. The average balance of subordinated debentures decreased $40 million as $122 million of fixed rate subordinated debt matured on June 1, 2015.
Fees and Commissions Revenue
Fees and commissions revenue totaled $172.5 million for the second quarter of 2015, an increase of $6.6 million over the first quarter of 2015, with growth in nearly all fee categories.
Brokerage and trading revenue totaled $36.0 million, an increase of $4.3 million over the prior quarter. Investment banking revenue increased $2.4 million over the prior quarter due primarily to growth in loan syndication and underwriting fees related to the timing and volume of transactions completed. Securities trading revenue increased $1.4 million. Customer hedging revenue increased $1.3 million. Retail brokerage fees were down $880 thousand.
Mortgage banking revenue totaled $36.8 million for the second quarter of 2015, a decrease of $2.5 million compared to the first quarter of 2015. Revenue from mortgage loan production decreased $2.9 million. While loan production activity increased over the previous quarter, margin compression reduced mortgage production revenue. Total mortgage loans originated during the second quarter increased $263 million or 17 percent over the previous quarter and outstanding mortgage loan commitments at June 30 increased $26 million or 3 percent over March 31. However, mortgage interest rates increased during the second quarter which reduced higher-margin refinance activity.
Transaction card revenues grew by $1.8 million to $32.8 million due to increased transaction volumes during the second quarter. Fiduciary and asset management revenue continued to grow, up $1.2 million to $32.7 million for the second quarter. Deposit service charges and fees increased $644 thousand to $22.3 million for the second quarter, primarily due to increased overdraft fees.

Operating Expense
Total operating expense was $227.1 million for the second quarter of 2015, an increase of $6.8 million over the first quarter of 2015.
Personnel costs increased by $4.1 million over the first quarter of 2015, primarily due to a $6.3 million increase in incentive compensation expense, partially offset by a $2.5 million decrease in employee benefit expense due to decreased employee health insurance costs and payroll taxes.
Non-personnel expense increased $2.7 million compared to the first quarter of 2015. Other expense increased $2.5 million primarily due to increased recruiting expense. Business promotion expense increased $2.0 million, offset by a $1.9 million decrease in mortgage banking expense.
Loans, Deposits and Capital
Loans
Outstanding loans were $15.1 billion at June 30, 2015, an increase of $440 million over the previous quarter. Commercial and commercial real estate balances both grew over the prior quarter, partially offset by a decrease in residential mortgage loan balances.
Outstanding commercial loan balances increased $385 million or 4 percent over March 31, 2015, growing in almost every sector of our commercial loan portfolio. Healthcare sector loans grew by $135 million. Service sector loans grew by $109 million over the prior quarter. Wholesale/retail sector loans increased $107 million. Energy loan balances were largely unchanged compared to March 31, 2015. Unfunded energy loan commitments decreased by $177 million during the second quarter to $2.6 billion. All other unfunded commercial loan commitments totaled $4.2 billion at June 30, 2015, an increase of $49 million over March 31, 2015.
Commercial real estate loans grew by $98 million or 3 percent over March 31, 2015. Loans secured by office buildings increased $49 million. Other commercial real estate loan balances increased $39 million. Retail sector loan balances increased $30 million. This growth was partially offset by a $39 million decrease in multifamily residential loans. Industrial and residential construction and land development loan balances also increased over March 31, 2015. Unfunded commercial real estate loan commitments totaled $813 million at June 30, 2015, an increase of $59 million over March 31, 2015.

Norm Bagwell, EVP-Regional Banks, stated, “We saw continued robust loan growth across our footprint and in substantially all of our end markets in the second quarter. The loan production environment and our pipelines remain strong, fueled by the diverse economies of the states in our footprint, as well as our continued efforts to grow our business with new and existing customers. Accordingly, we are forecasting mid- to high-single-digit loan growth for the second half of 2015, and expect double-digit loan growth for the full year.”

Stacy Kymes, EVP-Corporate Banking, added, “In late July we updated our quarterly energy portfolio stress test and we continue to believe our portfolio is well-positioned with high quality borrowers. Potential problem energy loans increased this quarter as part of the anticipated credit migration in this environment. We do not expect significant losses if the current downturn behaves like others we have experienced over the past 20 years. In addition, the most recent decline in oil prices may ultimately be a positive for the industry’s long-term health as it will likely serve to suppress renewed drilling until prices stabilize at a new equilibrium.”
Deposits
Deposits totaled $21.1 billion at June 30, 2015, largely unchanged compared to March 31, 2015. Demand deposit balances increased $147 million, offset by a $208 million decrease in interest-bearing transaction deposits and a $27 million decrease in time deposits. Among the lines of business, Wealth Management deposits increased $127 million over March 31. Consumer Banking deposits decreased $159 million and Commercial Banking deposits decreased $139 million.
Capital
New regulatory capital rules were effective for BOK Financial on January 1, 2015 and established a 7 percent threshold for the common equity Tier 1 ratio. The Company's common equity Tier 1 capital ratio was 13.01 percent at June 30, 2015. In addition, the Company's Tier 1 capital ratio was 13.01 percent, total capital ratio was 14.11 percent and leverage ratio was 9.75 percent at June 30, 2015. At March 31, 2015, the Company's common equity Tier 1 capital ratio was 13.07 percent, Tier 1 capital ratio was 13.07 percent, total capital ratio was 14.39 percent, and leverage ratio was 9.74 percent.
In addition, the Company's tangible common equity ratio, a non-GAAP measure, was 9.72 percent at June 30, 2015 and 9.86 percent at March 31, 2015. The tangible common equity ratio is primarily based on total shareholders' equity which includes unrealized gains and losses on available for sale securities. The Company has elected to exclude unrealized gains and losses from available for sale securities from its calculation of Tier 1 capital for regulatory capital purposes, consistent with the treatment under the previous capital rules.
Credit Quality
Nonperforming assets totaled $209 million or 1.38 percent of outstanding loans and repossessed assets at June 30, 2015 compared to $207 million or 1.40 percent at March 31, 2015. Nonperforming assets that are not guaranteed by U.S. government agencies totaled $123 million or 0.82 percent of outstanding loans and repossessed assets (excluding those guaranteed by U.S. government agencies) at June 30, 2015 and $123 million or 0.85 percent at March 31, 2015, a decrease of $355 thousand.
Nonaccruing loans totaled $91 million or 0.60 percent of outstanding loans at June 30, 2015, compared to $81 million or 0.55 percent of outstanding loans at March 31, 2015. New nonaccruing loans identified in the second quarter totaled $20 million, offset by $5.0 million in payments received, $2.9 million in charge-offs and $1.4 million in foreclosures and repossessions. At June 30, 2015, nonaccruing commercial loans totaled $24 million or 0.25 percent of outstanding commercial loans, nonaccruing commercial real estate loans totaled $20 million or 0.66 percent of outstanding commercial real estate loans and nonaccruing residential mortgage loans totaled $46 million or 2.44 percent of outstanding residential mortgage loans.
Net loans charged off totaled $671 thousand for the second quarter of 2015, compared to net recoveries of $8.4 million for the first quarter of 2015. Gross charge-offs totaled $2.9 million for the second quarter, compared to $2.2 million for the previous quarter. Recoveries totaled $2.2 million for the second quarter of 2015 and $10.5 million for the first quarter of 2015.

After evaluating all credit factors, the Company recorded a $4.0 million provision for credit losses during the second quarter of 2015, primarily due to continued growth in the loan portfolio. The combined allowance for credit losses totaled $202 million or 1.34 percent of outstanding loans and 222 percent of nonaccruing loans at June 30, 2015. The allowance for loan losses was $201 million and the accrual for off-balance sheet credit losses was $882 thousand.
Real estate and other repossessed assets totaled $35 million at June 30, 2015, primarily consisting of $16 million of one-to-four family residential properties, $9.8 million of developed commercial real estate properties, $6.1 million of undeveloped land and $2.7 million of residential land and land development properties.
Securities and Derivatives
The fair value of the available for sale securities portfolio totaled $9.0 billion at June 30, 2015, a decrease of $158 million over March 31, 2015. At June 30, 2015, the available for sale portfolio consisted primarily of $6.3 billion of residential mortgage-backed securities fully backed by U.S. government agencies and $2.4 billion of commercial mortgage-backed securities fully backed by U.S. government agencies.
At June 30, 2015 the available for sale securities portfolio had a net unrealized gain of $89 million compared to a net unrealized gain of $152 million at March 31, 2015 primarily due to changes in interest rates during the quarter. Net unrealized gains on residential mortgage-backed securities issued by U.S. government agencies at June 30, 2015 decreased $51 million during the second quarter to $79 million. Commercial mortgage-backed securities had a net unrealized loss of $4.1 million at June 30, 2015, compared to a net unrealized gain of $6.9 million at March 31, 2015.
In the second quarter of 2015, the Company recognized a $3.4 million net gain from the sale of $379 million of available for sale securities. Securities were sold either because they had reached their expected maximum potential return or to move into securities that will perform better in a rising rate environment. The Company recognized $4.3 million of net gains from sales of $335 million of available for sale securities in the first quarter of 2015.
The Company also maintains a portfolio of residential mortgage-backed securities issued by U.S. government agencies and interest rate derivative contracts designated as an economic hedge of the changes in the fair value of our mortgage servicing rights. The fair value of mortgage servicing rights increased by $8.0 million, primarily due to an increase in mortgage interest rates during the second quarter of 2015, partially offset by increased mortgage servicing costs. The value of securities and interest rate derivative contracts held as an economic hedge decreased by $9.1 million during the quarter. The fair value of mortgage servicing rights, net of economic hedges, decreased $5.0 million in the first quarter of 2015, primarily due to changes in interest rates.

Conference Call and Webcast

The Company will hold a conference call at 9 a.m. central time on Wednesday, July 29, 2015 to discuss the financial results with investors. The live audio webcast and presentation slides will be available on the company’s website at www.bokf.com. The conference call can also be accessed by dialing 1-412-902-6611. A conference call and webcast replay will also be available shortly after conclusion of the live call at www.bokf.com or by dialing 1-412-317-0088 and referencing conference ID # 10069201.

About BOK Financial Corporation
BOK Financial Corporation is a $31 billion regional financial services company based in Tulsa, Oklahoma. The Company's stock is publicly traded on NASDAQ under the Global Select market listings (symbol: BOKF). BOK Financial's holdings include BOKF, NA, BOSC, Inc. and The Milestone Group, Inc. BOKF, NA operates TransFund, Cavanal Hill Investment Management, MBM Advisors and seven banking divisions: Bank of Albuquerque, Bank of Arizona, Bank of Arkansas, Bank of Kansas City, Bank of Oklahoma, Bank of Texas and Colorado State Bank and Trust. Through its subsidiaries, the Company provides commercial and consumer banking, investment and trust services, mortgage origination and servicing, and an electronic funds transfer network. For more information, visit www.bokf.com.
The Company will continue to evaluate critical assumptions and estimates, such as the appropriateness of the allowance for credit losses and asset impairment as of June 30, 2015 through the date its financial statements are filed with the Securities and Exchange Commission and will adjust amounts reported if necessary.
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about BOK Financial, the financial services industry and the economy generally. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” variations of such words and similar expressions are intended to identify such forward-looking statements. Management judgments relating to and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial's acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events based in part on information provided by others which BOK Financial has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expected, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to (1) the ability to fully realize expected cost savings from mergers within the expected time frames, (2) the ability of other companies on which BOK Financial relies to provide goods and services in a timely and accurate manner, (3) changes in interest rates and interest rate relationships, (4) demand for products and services, (5) the degree of competition by traditional and nontraditional competitors, (6) changes in banking regulations, tax laws, prices, levies and assessments, (7) the impact of technological advances and (8) trends in consumer behavior as well as their ability to repay loans. BOK Financial and its affiliates undertake no obligation to update, amend or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2015	March 31, 2015	June 30, 2014
ASSETS
Cash and due from banks	$443,577	$490,683	$615,479
Interest-bearing cash and cash equivalents	2,119,072	2,119,987	732,395
Trading securities	158,209	118,044	101,097
Investment securities	625,664	634,587	649,937
Available for sale securities	9,000,117	9,158,175	9,699,146
Fair value option securities	436,324	434,077	185,674
Restricted equity securities	231,520	212,685	91,213
Residential mortgage loans held for sale	502,571	513,196	325,875
Loans:
Commercial	9,775,721	9,391,163	8,367,661
Commercial real estate	3,033,497	2,935,464	2,654,978
Residential mortgage	1,884,728	1,926,999	2,008,215
Consumer	430,190	430,510	396,004
Total loans	15,124,136	14,684,136	13,426,858
Allowance for loan losses	(201,087)	(197,686)	(190,690)
Loans, net of allowance	14,923,049	14,486,450	13,236,168
Premises and equipment, net	284,238	279,075	280,286
Receivables	149,629	183,447	115,991
Goodwill	385,454	377,780	377,780
Intangible assets, net	46,061	33,286	36,576
Mortgage servicing rights	198,694	175,051	155,740
Real estate and other repossessed assets, net	35,499	45,551	100,111
Derivative contracts, net	630,435	462,386	357,680
Cash surrender value of bank-owned life insurance	298,606	296,192	289,231
Receivable on unsettled securities sales	8,693	9,598	14,025
Other assets	248,151	269,728	479,366
TOTAL ASSETS	$30,725,563	$30,299,978	$27,843,770

LIABILITIES AND EQUITY
Deposits:
Demand	$8,156,401	$8,009,577	$7,908,005
Interest-bearing transaction	9,899,777	10,108,202	9,698,404
Savings	379,172	383,790	349,629
Time	2,624,379	2,651,778	2,615,826
Total deposits	21,059,729	21,153,347	20,571,864
Funds purchased	64,677	66,320	705,573
Repurchase agreements	712,033	897,663	1,072,375
Other borrowings	4,332,162	3,727,050	1,231,662
Subordinated debentures	226,278	348,030	347,890
Accrued interest, taxes and expense	124,568	147,184	100,227
Due on unsettled securities purchases	37,571	25,935	124,537
Derivative contracts, net	620,277	419,351	297,851
Other liabilities	135,435	124,846	144,145
TOTAL LIABILITIES	27,312,730	26,909,726	24,596,124
Shareholders' equity:
Capital, surplus and retained earnings	3,323,840	3,266,858	3,163,101
Accumulated other comprehensive income	51,792	90,303	49,416
TOTAL SHAREHOLDERS' EQUITY	3,375,632	3,357,161	3,212,517
Non-controlling interests	37,201	33,091	35,129
TOTAL EQUITY	3,412,833	3,390,252	3,247,646
TOTAL LIABILITIES AND EQUITY	$30,725,563	$30,299,978	$27,843,770

AVERAGE BALANCE SHEETS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
ASSETS
Interest-bearing cash and cash equivalents	$2,002,456	$2,089,546	$2,090,176	$1,217,942	$635,140
Trading securities	127,391	140,968	164,502	107,909	116,186
Investment securities	628,489	642,825	650,911	641,375	658,793
Available for sale securities	9,063,006	9,101,464	9,161,901	9,526,727	9,800,934
Fair value option securities	435,294	404,775	221,773	180,268	164,684
Restricted equity securities	221,911	179,385	182,737	142,418	97,016
Residential mortgage loans held for sale	464,269	348,054	321,746	310,924	219,308
Loans:
Commercial	9,634,306	9,308,307	8,886,952	8,468,575	8,266,455
Commercial real estate	2,989,615	2,909,565	2,665,547	2,691,318	2,622,866
Residential mortgage	1,857,464	1,909,998	1,904,777	1,955,769	1,983,926
Consumer	423,967	426,712	424,729	402,916	391,214
Total loans	14,905,352	14,554,582	13,882,005	13,518,578	13,264,461
Allowance for loan losses	(198,400)	(194,948)	(190,787)	(191,141)	(189,329)
Total loans, net	14,706,952	14,359,634	13,691,218	13,327,437	13,075,132
Total earning assets	27,649,768	27,266,651	26,484,964	25,455,000	24,767,193
Cash and due from banks	492,737	513,734	528,595	493,200	481,944
Derivative contracts, net	475,687	447,565	352,565	288,682	291,325
Cash surrender value of bank-owned life insurance	297,022	294,803	292,411	290,044	287,725
Receivable on unsettled securities sales	94,374	99,706	69,109	63,277	108,825
Other assets	1,454,484	1,348,245	1,404,553	1,525,354	1,549,809
TOTAL ASSETS	$30,464,072	$29,970,704	$29,132,197	$28,115,557	$27,486,821

LIABILITIES AND EQUITY
Deposits:
Demand	$7,996,717	$7,885,485	$7,974,165	$7,800,350	$7,654,225
Interest-bearing transaction	10,063,589	10,338,396	9,730,564	9,473,575	9,850,991
Savings	381,833	365,835	346,132	342,488	355,459
Time	2,651,820	2,659,323	2,647,147	2,610,561	2,636,444
Total deposits	21,093,959	21,249,039	20,698,008	20,226,974	20,497,119
Funds purchased	63,312	69,730	71,728	320,817	574,926
Repurchase agreements	773,977	1,000,839	996,308	1,027,206	914,892
Other borrowings	4,001,479	3,084,214	3,021,094	2,333,961	1,294,932
Subordinated debentures	307,903	348,007	347,960	347,914	347,868
Derivative contracts, net	455,431	418,848	321,367	270,998	243,619
Due on unsettled securities purchases	151,369	205,096	137,566	124,952	166,521
Other liabilities	235,173	243,370	228,021	214,306	270,220
TOTAL LIABILITIES	27,082,603	26,619,143	25,822,052	24,867,128	24,310,097
Total equity	3,381,469	3,351,561	3,310,145	3,248,429	3,176,724
TOTAL LIABILITIES AND EQUITY	$30,464,072	$29,970,704	$29,132,197	$28,115,557	$27,486,821

STATEMENTS OF EARNINGS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014

Interest revenue	$191,813	$182,631	$376,382	$361,751
Interest expense	16,082	16,534	32,925	33,012
Net interest revenue	175,731	166,097	343,457	328,739
Provision for credit losses	4,000	—	4,000	—
Net interest revenue after provision for credit losses	171,731	166,097	339,457	328,739
Other operating revenue:
Brokerage and trading revenue	36,012	39,056	67,719	68,572
Transaction card revenue	32,778	31,510	63,788	60,644
Fiduciary and asset management revenue	32,712	29,543	64,181	55,265
Deposit service charges and fees	22,328	23,133	44,012	45,822
Mortgage banking revenue	36,846	29,330	76,166	52,174
Bank-owned life insurance	2,398	2,274	4,596	4,380
Other revenue	9,473	9,208	18,076	18,060
Total fees and commissions	172,547	164,054	338,538	304,917
Gain (loss) on other assets, net	1,457	3,521	2,212	1,193
Gain (loss) on derivatives, net	(1,032)	831	(121)	1,799
Gain (loss) on fair value option securities, net	(8,130)	4,176	(5,483)	6,836
Change in fair value of mortgage servicing rights	8,010	(6,444)	(512)	(10,905)
Gain on available for sale securities, net	3,433	4	7,760	1,244
Total other-than-temporary impairment losses	—	—	(781)	—
Portion of loss recognized in (reclassified from) other comprehensive income	—	—	689	—
Net impairment losses recognized in earnings	—	—	(92)	—
Total other operating revenue	176,285	166,142	342,302	305,084
Other operating expense:
Personnel	132,695	123,714	261,243	228,147
Business promotion	7,765	7,150	13,513	12,991
Charitable contributions to BOKF Foundation	—	—	—	2,420
Professional fees and services	9,560	11,054	19,619	18,619
Net occupancy and equipment	18,927	18,789	37,971	35,685
Insurance	5,116	4,467	10,096	9,008
Data processing and communications	31,463	29,071	62,083	56,206
Printing, postage and supplies	3,553	3,429	7,014	6,970
Net losses and operating expenses of repossessed assets	223	1,118	836	2,550
Amortization of intangible assets	1,090	949	2,180	1,765
Mortgage banking costs	7,419	7,960	16,738	11,594
Other expense	9,302	7,006	16,085	13,856
Total other operating expense	227,113	214,707	447,378	399,811

Net income before taxes	120,903	117,532	234,381	234,012
Federal and state income taxes	40,630	40,803	79,014	80,240

Net income	80,273	76,729	155,367	153,772
Net income attributable to non-controlling interests	1,043	834	1,294	1,287
Net income attributable to BOK Financial Corporation shareholders	$79,230	$75,895	$154,073	$152,485

Average shares outstanding:
Basic	68,096,341	68,359,945	68,175,327	68,318,689
Diluted	68,210,353	68,511,378	68,277,386	68,475,802

Net income per share:
Basic	$1.15	$1.10	$2.23	$2.21
Diluted	$1.15	$1.10	$2.23	$2.20

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Capital:
Period-end shareholders' equity	$3,375,632	$3,357,161	$3,302,179	$3,243,093	$3,212,517
Risk weighted assets	$22,533,295	$22,053,246	$21,290,908	$20,491,089	$20,216,268
Risk-based capital ratios[1]:
Common equity tier 1	13.01%	13.07%	N/A	N/A	N/A
Tier 1	13.01%	13.07%	13.33%	13.72%	13.63%
Total capital	14.11%	14.39%	14.66%	15.11%	15.38%
Leverage ratio	9.75%	9.74%	9.96%	10.22%	10.26%
Tangible common equity ratio[2]	9.72%	9.86%	10.08%	9.86%	10.20%

Common stock:
Book value per share	$48.96	$48.71	$47.78	$46.77	$46.39
Market value per share:
High	$71.66	$61.78	$68.69	$69.56	$70.66
Low	$59.59	$52.63	$56.87	$63.36	$61.64
Cash dividends paid	$28,841	$28,952	$29,114	$27,705	$27,706
Dividend payout ratio	36.40%	38.68%	45.27%	36.63%	36.51%
Shares outstanding, net	68,945,139	68,922,314	69,113,736	69,344,082	69,256,958
Stock buy-back program:
Shares repurchased	—	502,156	200,000	—	—
Amount	$—	$29,484	$12,337	$—	$—
Average price per share	$—	$58.71	$61.68	$—	$—

Performance ratios (quarter annualized):
Return on average assets	1.04%	1.01%	0.88%	1.07%	1.11%
Return on average equity	9.50%	9.15%	7.79%	9.34%	9.69%
Net interest margin	2.61%	2.55%	2.61%	2.67%	2.75%
Efficiency ratio	64.21%	64.91%	67.95%	67.18%	64.30%

[1]       March 31, 2015 risk-based capital ratios calculated under revised regulatory capital rules issued July 2013 and effective for the Company January 1, 2015. Previous risk-based capital ratios presented are calculated in accordance with then current regulatory capital rules.

Reconciliation of non-GAAP measures:
[2] Tangible common equity ratio:
Total shareholders' equity	$3,375,632	$3,357,161	$3,302,179	$3,243,093	$3,212,517
Less: Goodwill and intangible assets, net	431,515	411,066	412,156	413,256	414,356
Tangible common equity	$2,944,117	$2,946,095	$2,890,023	$2,829,837	$2,798,161

Total assets	$30,725,563	$30,299,978	$29,089,698	$29,105,020	$27,843,770
Less: Goodwill and intangible assets, net	431,515	411,066	412,156	413,256	414,356
Tangible assets	$30,294,048	$29,888,912	$28,677,542	$28,691,764	$27,429,414

Tangible common equity ratio	9.72%	9.86%	10.08%	9.86%	10.20%

FINANCIAL HIGHLIGHTS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and share data)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Other data:
Fiduciary assets	$38,772,018	$37,511,746	$35,997,877	$34,020,442	$32,716,648
Tax equivalent adjustment	$3,035	$2,956	$2,859	$2,739	$2,803
Net unrealized gain on available for sale securities	$89,158	$152,107	$96,955	$42,935	$85,480

Mortgage banking:
Mortgage servicing portfolio	$17,979,623	$16,937,128	$16,162,887	$15,499,653	$14,626,291
Mortgage commitments	$849,619	$824,036	$627,505	$638,925	$546,864
Mortgage loans funded for sale	$1,828,230	$1,565,016	$1,264,269	$1,394,211	$1,090,629
Mortgage loan refinances to total fundings	40%	56%	37%	26%	25%
Mortgage loans sold	$1,861,968	$1,382,042	$1,350,529	$1,369,295	$1,008,993

Net realized gains on mortgage loans sold	$23,856	$17,251	$17,671	$17,100	$12,745
Net unrealized gain (loss) on mortgage loans held for sale	(743)	8,789	(482)	(2,407)	4,982
Total production revenue	23,113	26,040	17,189	14,693	17,727
Servicing revenue	13,733	13,280	12,916	12,121	11,603
Total mortgage banking revenue	$36,846	$39,320	$30,105	$26,814	$29,330

Gain (loss) on mortgage servicing rights, net of economic hedge:
Gain (loss) on mortgage hedge derivative contracts, net	$(1,005)	$911	$1,070	$(93)	$831
Gain (loss) on fair value option securities, net	(8,130)	2,647	3,685	(341)	4,074
Gain (loss) on economic hedge of mortgage servicing rights	(9,135)	3,558	4,755	(434)	4,905
Gain (loss) on changes in fair value of mortgage servicing rights	8,010	(8,522)	(10,821)	5,281	(6,444)
Gain (loss) on changes in fair value of mortgage servicing rights, net of economic hedges	$(1,125)	$(4,964)	$(6,066)	$4,847	$(1,539)

Net interest revenue on fair value option securities	$1,985	$1,739	$912	$830	$721

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014

Interest revenue	$191,813	$184,569	$186,620	$183,868	$182,631
Interest expense	16,082	16,843	16,956	17,077	16,534
Net interest revenue	175,731	167,726	169,664	166,791	166,097
Provision for credit losses	4,000	—	—	—	—
Net interest revenue after provision for credit losses	171,731	167,726	169,664	166,791	166,097
Other operating revenue:
Brokerage and trading revenue	36,012	31,707	30,602	35,263	39,056
Transaction card revenue	32,778	31,010	31,467	31,578	31,510
Fiduciary and asset management revenue	32,712	31,469	30,649	29,738	29,543
Deposit service charges and fees	22,328	21,684	22,581	22,508	23,133
Mortgage banking revenue	36,846	39,320	30,105	26,814	29,330
Bank-owned life insurance	2,398	2,198	2,380	2,326	2,274
Other revenue	9,473	8,603	10,071	10,320	9,208
Total fees and commissions	172,547	165,991	157,855	158,547	164,054
Gain (loss) on other assets, net	1,457	755	338	1,422	3,521
Gain (loss) on derivatives, net	(1,032)	911	1,070	(93)	831
Gain (loss) on fair value option securities, net	(8,130)	2,647	3,685	(332)	4,176
Change in fair value of mortgage servicing rights	8,010	(8,522)	(10,821)	5,281	(6,444)
Gain on available for sale securities, net	3,433	4,327	149	146	4
Total other-than-temporary impairment losses	—	(781)	(373)	—	—
Portion of loss recognized in (reclassified from) other comprehensive income	—	689	—	—	—
Net impairment losses recognized in earnings	—	(92)	(373)	—	—
Total other operating revenue	176,285	166,017	151,903	164,971	166,142
Other operating expense:
Personnel	132,695	128,548	125,741	123,043	123,714
Business promotion	7,765	5,748	7,498	6,160	7,150
Charitable contributions to BOKF Foundation	—	—	1,847	—	—
Professional fees and services	9,560	10,059	11,058	14,763	11,054
Net occupancy and equipment	18,927	19,044	22,655	18,892	18,789
Insurance	5,116	4,980	4,777	4,793	4,467
Data processing and communications	31,463	30,620	30,872	29,971	29,071
Printing, postage and supplies	3,553	3,461	3,168	3,380	3,429
Net losses (gains) and operating expenses of repossessed assets	223	613	(1,497)	4,966	1,118
Amortization of intangible assets	1,090	1,090	1,100	1,100	949
Mortgage banking costs	7,419	9,319	10,553	7,734	7,960
Other expense	9,302	6,783	8,105	7,032	7,006
Total other operating expense	227,113	220,265	225,877	221,834	214,707
Net income before taxes	120,903	113,478	95,690	109,928	117,532
Federal and state income taxes	40,630	38,384	30,109	33,802	40,803
Net income	80,273	75,094	65,581	76,126	76,729
Net income attributable to non-controlling interests	1,043	251	1,263	494	834
Net income attributable to BOK Financial Corporation shareholders	$79,230	$74,843	$64,318	$75,632	$75,895

Average shares outstanding:
Basic	68,096,341	68,254,780	68,481,630	68,455,866	68,359,945
Diluted	68,210,353	68,344,886	68,615,808	68,609,765	68,511,378
Net income per share:
Basic	$1.15	$1.08	$0.93	$1.09	$1.10

QUARTERLY EARNINGS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratio and per share data)

Diluted	$1.15	$1.08	$0.93	$1.09	$1.10

LOANS TREND -- UNAUDITED BOK FINANCIAL CORPORATION (In thousands)

	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Commercial:
Energy	$2,902,143	$2,902,994	$2,860,428	$2,551,699	$2,419,788
Services	2,837,553	2,728,354	2,518,229	2,487,817	2,377,065
Wholesale/retail	1,377,303	1,270,322	1,313,316	1,273,241	1,318,151
Manufacturing	579,549	560,925	532,594	479,543	452,866
Healthcare	1,646,025	1,511,177	1,454,969	1,382,399	1,394,156
Other commercial and industrial	433,148	417,391	416,134	397,339	405,635
Total commercial	9,775,721	9,391,163	9,095,670	8,572,038	8,367,661

Commercial real estate:
Residential construction and land development	148,574	139,152	143,591	175,228	184,779
Retail	688,447	658,860	666,889	611,265	642,110
Office	563,085	513,862	415,544	438,909	394,217
Multifamily	711,333	749,986	704,298	739,757	677,403
Industrial	488,054	478,584	428,817	371,426	342,080
Other commercial real estate	434,004	395,020	369,011	387,614	414,389
Total commercial real estate	3,033,497	2,935,464	2,728,150	2,724,199	2,654,978

Residential mortgage:
Permanent mortgage	946,324	964,264	969,951	991,107	1,020,928
Permanent mortgages guaranteed by U.S. government agencies	190,839	200,179	205,950	198,488	188,087
Home equity	747,565	762,556	773,611	790,068	799,200
Total residential mortgage	1,884,728	1,926,999	1,949,512	1,979,663	2,008,215

Consumer	430,190	430,510	434,705	407,839	396,004

Total	$15,124,136	$14,684,136	$14,208,037	$13,683,739	$13,426,858

LOANS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014

Bank of Oklahoma:
Commercial	$3,529,406	$3,276,553	$3,142,689	$3,106,264	$3,101,513
Commercial real estate	614,995	612,639	603,610	592,865	598,790
Residential mortgage	1,413,690	1,442,340	1,467,096	1,481,264	1,490,171
Consumer	190,909	205,496	206,115	193,207	187,914
Total Bank of Oklahoma	5,749,000	5,537,028	5,419,510	5,373,600	5,378,388

Bank of Texas:
Commercial	3,738,742	3,709,467	3,549,128	3,169,458	3,107,808
Commercial real estate	1,158,056	1,130,973	1,027,817	1,046,322	995,182
Residential mortgage	228,683	237,985	235,948	247,117	251,290
Consumer	156,260	149,827	154,363	148,965	147,322
Total Bank of Texas	5,281,741	5,228,252	4,967,256	4,611,862	4,501,602

Bank of Albuquerque:
Commercial	392,362	388,005	383,439	378,663	381,843
Commercial real estate	291,953	296,696	296,358	313,905	309,421
Residential mortgage	123,376	127,326	127,999	130,045	137,110
Consumer	11,939	12,095	10,899	11,714	12,346
Total Bank of Albuquerque	819,630	824,122	818,695	834,327	840,720

Bank of Arkansas:
Commercial	99,086	91,485	95,510	74,866	71,859
Commercial real estate	85,997	87,034	88,301	96,874	85,633
Residential mortgage	6,999	6,807	7,261	7,492	8,334
Consumer	5,189	5,114	5,169	5,508	6,323
Total Bank of Arkansas	197,271	190,440	196,241	184,740	172,149

Colorado State Bank & Trust:
Commercial	1,019,454	1,008,316	977,961	957,917	856,323
Commercial real estate	229,721	209,272	194,553	190,812	200,995
Residential mortgage	54,135	55,925	57,119	56,705	60,360
Consumer	30,373	27,792	27,918	24,812	23,330
Total Colorado State Bank & Trust	1,333,683	1,301,305	1,257,551	1,230,246	1,141,008

Bank of Arizona:
Commercial	572,477	519,767	547,524	500,208	446,814
Commercial real estate	472,061	432,269	355,140	316,698	292,799
Residential mortgage	37,493	36,161	35,872	39,256	41,059
Consumer	12,875	12,394	12,883	11,201	7,821
Total Bank of Arizona	1,094,906	1,000,591	951,419	867,363	788,493

Bank of Kansas City:
Commercial	424,194	397,570	399,419	384,662	401,501
Commercial real estate	180,714	166,581	162,371	166,723	172,158
Residential mortgage	20,352	20,455	18,217	17,784	19,891
Consumer	22,645	17,792	17,358	12,432	10,948
Total Bank of Kansas City	647,905	602,398	597,365	581,601	604,498

TOTAL BOK FINANCIAL	$15,124,136	$14,684,136	$14,208,037	$13,683,739	$13,426,858

Loans attributed to a geographical region may not always represent the location of the borrower or the collateral.

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Bank of Oklahoma:
Demand	$4,068,088	$3,982,534	$3,828,819	$3,915,560	$3,785,922
Interest-bearing:
Transaction	6,018,381	6,199,468	6,117,886	5,450,692	5,997,474
Savings	225,694	227,855	206,357	201,690	210,330
Time	1,380,566	1,372,250	1,301,194	1,292,738	1,195,586
Total interest-bearing	7,624,641	7,799,573	7,625,437	6,945,120	7,403,390
Total Bank of Oklahoma	11,692,729	11,782,107	11,454,256	10,860,680	11,189,312

Bank of Texas:
Demand	2,565,234	2,511,032	2,639,732	2,636,713	2,617,194
Interest-bearing:
Transaction	2,020,817	2,062,063	2,065,723	2,020,737	1,957,236
Savings	74,373	76,128	72,037	66,798	67,012
Time	536,844	547,371	547,316	569,929	606,248
Total interest-bearing	2,632,034	2,685,562	2,685,076	2,657,464	2,630,496
Total Bank of Texas	5,197,268	5,196,594	5,324,808	5,294,177	5,247,690

Bank of Albuquerque:
Demand	508,224	537,466	487,819	480,023	515,554
Interest-bearing:
Transaction	537,156	535,791	519,544	502,787	489,378
Savings	41,802	42,088	37,471	36,127	36,442
Time	285,890	290,706	295,798	303,074	309,540
Total interest-bearing	864,848	868,585	852,813	841,988	835,360
Total Bank of Albuquerque	1,373,072	1,406,051	1,340,632	1,322,011	1,350,914

Bank of Arkansas:
Demand	19,731	31,002	35,996	35,075	44,471
Interest-bearing:
Transaction	284,349	253,691	158,115	234,063	205,216
Savings	1,712	1,677	1,936	2,222	2,287
Time	28,220	28,277	28,520	38,811	41,155
Total interest-bearing	314,281	283,645	188,571	275,096	248,658
Total Bank of Arkansas	334,012	314,647	224,567	310,171	293,129

Colorado State Bank & Trust:
Demand	403,491	412,532	445,755	422,044	396,185
Interest-bearing:
Transaction	601,741	604,665	631,874	571,807	566,320
Savings	31,285	31,524	29,811	29,768	29,234
Time	322,432	340,006	353,998	372,401	385,252
Total interest-bearing	955,458	976,195	1,015,683	973,976	980,806
Total Colorado State Bank & Trust	1,358,949	1,388,727	1,461,438	1,396,020	1,376,991

DEPOSITS BY PRINCIPAL MARKET AREA -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands)

	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Bank of Arizona:
Demand	352,024	271,091	369,115	279,811	293,836
Interest-bearing:
Transaction	298,073	295,480	347,214	336,584	379,170
Savings	2,726	2,900	2,545	3,718	2,813
Time	28,165	28,086	36,680	38,842	37,666
Total interest-bearing	328,964	326,466	386,439	379,144	419,649
Total Bank of Arizona	680,988	597,557	755,554	658,955	713,485

Bank of Kansas City:
Demand	239,609	263,920	259,121	268,903	254,843
Interest-bearing:
Transaction	139,260	157,044	273,999	128,039	103,610
Savings	1,580	1,618	1,274	1,315	1,511
Time	42,262	45,082	45,210	48,785	40,379
Total interest-bearing	183,102	203,744	320,483	178,139	145,500
Total Bank of Kansas City	422,711	467,664	579,604	447,042	400,343

TOTAL BOK FINANCIAL	$21,059,729	$21,153,347	$21,140,859	$20,289,056	$20,571,864

NET INTEREST MARGIN TREND -- UNAUDITED BOK FINANCIAL CORPORATION

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014

TAX-EQUIVALENT ASSETS YIELDS
Interest-bearing cash and cash equivalents	0.25%	0.27%	0.28%	0.20%	0.24%
Trading securities	1.85%	2.55%	2.48%	2.67%	2.40%
Investment securities:
Taxable	5.49%	5.51%	5.68%	5.66%	5.64%
Tax-exempt	1.56%	1.56%	1.56%	1.56%	1.63%
Total investment securities	3.05%	3.04%	3.11%	3.03%	3.01%
Available for sale securities:
Taxable	1.92%	1.95%	1.97%	1.94%	1.94%
Tax-exempt	4.21%	4.40%	4.23%	3.14%	4.44%
Total available for sale securities	1.94%	1.98%	1.99%	1.95%	1.96%
Fair value option securities	2.17%	2.28%	2.18%	2.05%	1.94%
Restricted equity securities	5.82%	5.79%	5.77%	5.99%	5.26%
Residential mortgage loans held for sale	3.37%	3.41%	3.87%	3.79%	4.63%
Loans	3.65%	3.59%	3.73%	3.78%	3.85%
Allowance for loan losses
Loans, net of allowance	3.70%	3.64%	3.78%	3.83%	3.91%
Total tax-equivalent yield on earning assets	2.84%	2.80%	2.86%	2.93%	3.02%

COST OF INTEREST-BEARING LIABILITIES
Interest-bearing deposits:
Interest-bearing transaction	0.09%	0.10%	0.09%	0.10%	0.10%
Savings	0.11%	0.10%	0.11%	0.12%	0.12%
Time	1.36%	1.46%	1.47%	1.56%	1.55%
Total interest-bearing deposits	0.35%	0.37%	0.38%	0.41%	0.40%
Funds purchased	0.08%	0.09%	0.08%	0.07%	0.07%
Repurchase agreements	0.03%	0.04%	0.04%	0.05%	0.08%
Other borrowings	0.31%	0.32%	0.32%	0.34%	0.40%
Subordinated debt	2.21%	2.52%	2.50%	2.46%	2.52%
Total cost of interest-bearing liabilities	0.35%	0.38%	0.39%	0.41%	0.42%
Tax-equivalent net interest revenue spread	2.49%	2.42%	2.47%	2.52%	2.60%
Effect of noninterest-bearing funding sources and other	0.12%	0.13%	0.14%	0.15%	0.15%
Tax-equivalent net interest margin	2.61%	2.55%	2.61%	2.67%	2.75%

Yield calculations are shown on a tax equivalent basis at the statutory federal and state rates for the periods presented. The yield calculations exclude security trades that have been recorded on trade date with no corresponding interest income and the unrealized gains and losses. The yield calculation also includes average loan balances for which the accrual of interest has been discontinued and are net of unearned income. Yield/rate calculations are generally based on the conventions that determine how interest income and expense is accrued.

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014
Nonperforming assets:
Nonaccruing loans:
Commercial	$24,233	$13,880	$13,527	$16,404	$17,103
Commercial real estate	20,139	19,902	18,557	30,660	34,472
Residential mortgage	45,969	46,487	48,121	48,907	44,340
Consumer	550	464	566	580	765
Total nonaccruing loans	90,891	80,733	80,771	96,551	96,680
Accruing renegotiated loans guaranteed by U.S. government agencies	82,368	80,287	73,985	70,459	57,818
Real estate and other repossessed assets:
Guaranteed by U.S. government agencies[2]	—	—	49,898	46,809	49,720
Other	35,499	45,551	51,963	51,062	50,391
Total real estate and other repossessed assets	35,499	45,551	101,861	97,871	100,111
Total nonperforming assets	$208,758	$206,571	$256,617	$264,881	$254,609
Total nonperforming assets excluding those guaranteed by U.S. government agencies	$122,673	$123,028	$129,022	$143,778	$145,124

Nonaccruing loans by loan class:
Commercial:
Energy	$6,841	$1,875	$1,416	$1,508	$1,619
Services	10,944	4,744	5,201	3,584	3,669
Wholesale / retail	4,166	4,401	4,149	5,502	5,885
Manufacturing	379	417	450	3,482	3,507
Healthcare	1,278	1,558	1,380	1,417	1,422
Other commercial and industrial	625	885	931	911	1,001
Total commercial	24,233	13,880	13,527	16,404	17,103
Commercial real estate:
Residential construction and land development	9,367	9,598	5,299	14,634	15,146
Retail	3,826	3,857	3,926	4,009	4,199
Office	2,360	2,410	3,420	3,499	3,591
Multifamily	195	—	—	—	—
Industrial	76	76	—	—	631
Other commercial real estate	4,315	3,961	5,912	8,518	10,905
Total commercial real estate	20,139	19,902	18,557	30,660	34,472
Residential mortgage:
Permanent mortgage	32,187	33,365	34,845	35,137	32,952
Permanent mortgage guaranteed by U.S. government agencies	3,717	3,256	3,712	3,835	1,947
Home equity	10,065	9,866	9,564	9,935	9,441
Total residential mortgage	45,969	46,487	48,121	48,907	44,340
Consumer	550	464	566	580	765
Total nonaccruing loans	$90,891	$80,733	$80,771	$96,551	$96,680

CREDIT QUALITY INDICATORS -- UNAUDITED BOK FINANCIAL CORPORATION (in thousands, except ratios)

	Three Months Ended
	June 30, 2015	Mar. 31, 2015	Dec. 31, 2014	Sept. 30, 2014	June 30, 2014

Performing loans 90 days past due[1]	$99	$523	$125	$25	$67

Gross charge-offs	$(2,877)	$(2,169)	$(7,224)	$(2,638)	$(3,522)
Recoveries	2,206	10,523	5,036	3,114	5,524
Net recoveries (charge-offs)	$(671)	$8,354	$(2,188)	$476	$2,002

Provision for credit losses	$4,000	$—	$—	$—	$—

Allowance for loan losses to period end loans	1.33%	1.35%	1.33%	1.40%	1.42%
Combined allowance for credit losses to period end loans	1.34%	1.35%	1.34%	1.41%	1.43%
Nonperforming assets to period end loans and repossessed assets	1.38%	1.40%	1.79%	1.92%	1.88%
Net charge-offs (annualized) to average loans	0.02%	(0.23)%	0.06%	(0.01)%	(0.06)%
Allowance for loan losses to nonaccruing loans	221.24%	244.86%	234.06%	198.08%	197.24%
Combined allowance for credit losses to nonaccruing loans	222.21%	246.05%	235.59%	199.35%	198.59%

[1]	Excludes residential mortgage loans guaranteed by agencies of the U.S. government.

[2]
Approximately $50 million was reclassified from Real estate and other repossessed assets to Receivables on the balance sheet on January 1, 2015 with the adoption of Financial Accounting Standards Board Update No. 2014-14, Classification of Certain Government-Guaranteed Mortgage Loans Upon Foreclosure ("ASU 2014-14"). Upon foreclosure of loans for which the loan balance is expected to be recovered from the guarantee by a U.S. government agency, the loan balance will be directly reclassified to other receivables without including such foreclosed assets in real estate and other repossessed assets.